Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

PROMETHEUS PUBCO INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	(1)	Other	65,297,273	$10.37	$677,132,721.00	0.0001531	$103,669.02
Fees to be Paid	Equity	Warrants to purchase Class A common stock, par value $0.0001 per share	(2)	Other	11,887,499	$0.00	$0.00	0.0001531	$0.00

Total Offering Amounts:							$677,132,721.00		103,669.02
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$103,669.02

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The number of shares of Presidio Class A common stock, par value $0.0001 per share (the “Common Stock”) being registered represents: (i) 35,000,000 shares of Common Stock issuable upon the conversion of 35,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) of EQV Acquisition Corp., a Cayman Islands exempted company (“EQV”), that were issued as part of the units in EQV’s initial public offering (the “IPO”); (ii) 11,666,666 shares of Common Stock issuable upon the exercise of 11,666,666 warrants that were issued as part of the units in the IPO (the “public warrants”); (iii) 7,664,763 shares of Common Stock issuable upon the conversion of 7,664,763 Class B ordinary shares, par value $0.0001 per share, held by EQV Ventures Sponsor LLC (the “Sponsor”); (iv) 400,000 shares of Common Stock issuable upon the conversion of 400,000 Class A Shares that formed a part of the units (“private placement shares”) that were sold to the Sponsor in a private placement that occurred concurrently with the closing of the IPO (the “private placement”); (v) 133,333 shares of Common Stock issuable upon the exercise of 133,333 warrants that formed a part of the units that were sold to the Sponsor in the private placement (“private placement warrants”); (vi) 262,500 shares of Common Stock issuable upon the conversion of 262,500 private placement shares that were sold to BTIG, LLC in the private placement; (vii) 87,500 shares of Common Stock issuable upon the exercise of 87,500 private placement warrants that were sold to BTIG, LLC in the private placement; (viii) 6,500,251 shares of Common Stock issuable to the PIH Rollover Holders (as defined in the registration statement); (ix) 3,422,260 shares of Common Stock issuable to EQV Resources Intermediate LLC, and (x) 160,000 shares of Common Stock issuable upon the conversion of 160,000 Class A Shares held by EQV’s non-employee directors.

Calculated in accordance with Rules 457(c) and 457(f)(l) under the Securities Act, based on the average of the high and low prices of the Class A Shares on the New York Stock Exchange (“NYSE”) on August 29, 2025 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)) ($10.37 per Class A Share).
(2)	Represents 11,666,666 public warrants and 220,833 private placement warrants.

Calculated in accordance with Rules 457(c), 457(f)(1), and 457(i) under the Securities Act, based on the sum of (i) the average of the high and low prices of the public warrants on the NYSE on August 29, 2025 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the public warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the public warrants has been allocated to the Presidio Class A Common Stock issuable upon exercise of the public warrants and included in the registration fee paid in respect of such shares of Presidio Class A Common Stock.